Exhibit 99.1
FOR IMMEDIATE RELEASE
Life Time Reports Preliminary Estimated Fourth Quarter and Full-Year 2024 Financial Results and Introduces Select Fiscal 2025 Guidance
•Total revenue estimated to increase 18.5% to $661-$663 million for the fourth quarter and 18.2% to $2,619-$2,621 million for the year*
•Net income estimated to increase 35.0% to $31-$33 million for the fourth quarter and 98.4% to $150-$152 million for the year*
•Diluted EPS estimated to increase to $0.14-$0.15 for the fourth quarter and $0.71-$0.72 for the year
•Adjusted net income estimated to increase 42.1% to $52-$56 million for the fourth quarter and 49.6% to $192-$196 million for the year*
•Adjusted EBITDA estimated to increase 27.1% to $174-$176 million for the fourth quarter and 25.7% to $674-$676 million for the year*
•Adjusted diluted EPS estimated to increase to $0.24-$0.25 for the fourth quarter and $0.91-$0.92 for the year
•Net debt to Adjusted EBITDA leverage ratio estimated to be reduced to approximately 2.27 times

•FY 2025 total revenue estimated to increase 12.2% to $2,910-$2,970 million*
•FY 2025 net income estimated to increase 75.8% to $262-$269 million*
•FY 2025 Adjusted EBITDA estimated to increase 14.1% to $760-$780 million*
* Percentages are at the midpoint of our estimated results and 2025 guidance
CHANHASSEN, Minn. (January 16, 2025) – Life Time Group Holdings, Inc. (“Life Time,” “we,” “our,” “us,” or the “Company”) (NYSE: LTH) today announced its preliminary estimated unaudited financial results for the fourth quarter and full-year fiscal 2024. The Company also introduced guidance for full-year fiscal 2025. The Company plans to release its full fiscal year 2024 results on February 27, 2025.
Bahram Akradi, Founder, Chairman and CEO, stated: “I am extremely proud of our financial performance in 2024. Our fourth quarter and full-year results continue to demonstrate the strong desirability for our athletic country clubs, programs and services. This has resulted in record levels of member engagement and retention, both of which are important drivers of our growth strategy. The growth in our memberships, membership dues revenue, and our in-center revenue, combined with our efficient operating model, has fueled our expanding margins. As reflected in our 2025 guidance, we are well-positioned to build upon the success of 2024.”
Select Preliminary Financial Information

	Three Months Ended		Percent Change (Using midpoint as illustrative)	Year Ended		Percent Change (Using midpoint as illustrative)
($ in millions, except memberships and per membership data)	December 31,			December 31,
	2024 (Preliminary)	2023 (Actual)		2024 (Preliminary)	2023 (Actual)
Total revenue	$661 – $663	$558.8	18.5%	$2,619 – $2,621	$2,216.6	18.2%
Rent	$79 – $80	$71.9	10.6%	$305 – $306	$275.1	11.1%
Net income	$31 – $33	$23.7	35.0%	$150 – $152	$76.1	98.4%
Adjusted net income	$52 – $56	$38.0	42.1%	$192 – $196	$129.7	49.6%
Adjusted EBITDA	$174 – $176	$137.7	27.1%	$674 – $676	$536.8	25.7%
Comparable center revenue (1)	13.1% – 13.5%	11.7%		12.0% – 12.2%	15.3%
Center memberships, end of period	812,062	763,216	6.4%	812,062	763,216	6.4%
Average center revenue per center membership	$793 – $796	$711	11.7%	$3,158 – $3,160	$2,810	12.4%
(1)    The Company includes a center, for comparable center revenue purposes, beginning on the first day of the 13th full calendar month of the center’s operation, in order to assess the center’s growth rate after one year of operation.

Select Fiscal 2025 Annual Guidance
The Company is also introducing the following select financial guidance for full-year fiscal 2025:

			Percent
	Year Ending	Year Ended	Change
	December 31, 2025	December 31, 2024	(Using
($ in millions)	(Guidance)	(Preliminary)	midpoints)
Revenue	$2,910 – $2,970	$2,619 – $2,621	12.2%
Net income	$262 – $269	$150 – $152	75.8%
Adjusted EBITDA	$760 – $780	$674 – $676	14.1%
Rent	$337 – $347	$305 – $306	11.9%
The Company also expects to achieve the following operational and financial results for full-year fiscal 2025:
•Maintain positive free cash flow (as defined below) on an annual basis and manage our net debt to Adjusted EBITDA leverage ratio to achieve and then maintain at or below 2.25 times.
•Open 10-12 new centers.
•Comparable center revenue growth of 7% to 8%.
•Adjusted EBITDA growth driven primarily by dues revenue growth and expanded operating leverage.
•Rent to include non-cash rent expense of $35 million to $38 million.
•Interest expense, net of interest income, of approximately $90 million to $94 million, reflecting reduced debt levels compared to the prior year and the debt refinancing completed in the fourth quarter of fiscal 2024.
# # #
About Life Time
Life Time (NYSE: LTH) empowers people to live healthy, happy lives through its portfolio of more than 175 athletic country clubs across the United States and Canada. The health and wellness pioneer also delivers a range of healthy way of life programs and information via its complimentary Life Time Digital app. The Company’s healthy living, healthy aging, healthy entertainment communities and ecosystem serve people 90 days to 90+ years old and is supported by a team of more than 42,000 dedicated professionals. In addition to delivering the best programs and experiences through its clubs, Life Time owns and produces nearly 30 of the most iconic athletic events in the country.
Unaudited Preliminary Estimated Results for the Three Months and Year-Ended December 31, 2024
The Company’s unaudited preliminary estimated financial results are based on information available to us as of the date of this press release. The amounts set forth herein are subject to revision based upon the completion of our year-end financial closing process and audit, a final review by our management, audit committee and independent registered public accounting firm (“Deloitte”) and the preparation of full financial statements and related notes. The unaudited preliminary estimated financial information included in this press release has been prepared by, and is the responsibility of, our management. Deloitte has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial information. Accordingly, Deloitte does not express an opinion or any other form of assurance with respect thereto.
The processes we have used to produce the unaudited preliminary estimated financial information required a greater degree of estimation and assumptions than required during a typical year-end closing process. During our completion of our closing process and audit, we may identify additional items that require adjustments to the unaudited preliminary estimated financial information presented in this press release. The unaudited preliminary estimated financial information should not be considered a substitute for the audited consolidated financial statements and related notes for the year ended December 31, 2024, once they become available.
The preliminary estimated financial results presented in this press release do not purport to indicate our final results of operations for the three months ended December 31, 2024, or the year ended December 31, 2024, nor are they necessarily indicative of any future period and should be read together with our audited consolidated financial statements and related notes, our unaudited condensed consolidated financial statements and related notes and our other financial information reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024.
Use of Non-GAAP Financial Measures
This press release includes certain financial measures that are not presented in accordance with GAAP, including Adjusted net income, Adjusted net income per common share, Adjusted EBITDA, free cash flow and net debt and ratios and calculations with respect thereto. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should be considered in addition to, and not as a substitute for or superior to, net income, net income per common share, net cash provided by operating activities or total debt (defined as long-term debt, net of current portion, plus current maturities of debt) as a measure of financial performance or liquidity or any other performance measure derived in accordance with GAAP, and should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP financial measures should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. The reconciliations of the Company’s non-GAAP financial measures to the corresponding GAAP measures should be carefully evaluated.
Adjusted net income is defined as net income excluding the impact of share-based compensation expense as well as (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of our ongoing operations, less the tax effect of these adjustments. Adjusted EBITDA is defined as net income before interest expense, net, provision for income taxes and depreciation and amortization, excluding the impact of share-based compensation expense as well as (gain) loss on sale-leaseback transactions, capital transaction costs, legal settlements, asset impairment, severance and other items that are not indicative of the Company’s ongoing operations. Free cash flow is defined as net cash provided by operating activities less capital expenditures, net of construction reimbursements, plus net proceeds from sale-leaseback transactions and land sales. Net debt is defined as long-term debt, net of current portion, plus current maturities of debt, excluding fair value adjustments, unamortized debt discounts and issuance costs, minus cash and cash equivalents. Net debt is as of the last day of the respective quarter or year. Our net debt to Adjusted EBITDA leverage ratio is calculated as our net debt divided by our trailing twelve months of Adjusted EBITDA.
The Company presents these non-GAAP financial measures because management believes that these measures assist investors and analysts in comparing the Company’s operating performance across reporting periods on a consistent basis by excluding items that management does not believe are indicative of the Company’s ongoing operating performance, and management believes that free cash flow assists investors and analysts in evaluating our liquidity and cash flows, including our ability to make principal payments on our indebtedness and to fund our capital expenditures and working capital requirements. Investors are encouraged to evaluate these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the non-GAAP financial measures, investors should be aware that, in the future, the Company may incur expenses that are the same as or similar to some of the adjustments in the Company’s presentation of its non-GAAP financial measures. There can be no assurance that the Company will not modify the presentation of non-GAAP financial measures in future periods, and any such modification may be material. In addition, the Company’s non-GAAP financial measures may not be comparable to similarly titled measures used by other companies in the Company’s industry or across different industries.
The non-GAAP financial measures have limitations as analytical tools, and investors should not consider these measures in isolation or as substitutes for analysis of the Company’s results as reported under GAAP.
The following table provides a reconciliation of net income and income per common share, the most directly comparable GAAP measures, to Adjusted net income and Adjusted net income per common share:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
($ in millions, except per share data)	(Preliminary)	(Actual)	(Preliminary)	(Actual)
Net income	$31 – $33	$23.7	$150 – $152	$76.1
Share-based compensation expense (a)	21 – 20	13.1	51 – 50	50.1
Loss (gain) on sale-leaseback transactions (b)	—	0.2	(3) – (3)	13.6
Legal settlements (c)	—	—	1 – 1	—
Asset impairments (d)	—	—	—	6.6
Other (e)	11 – 11	1.3	10 – 10	(3.5)
Taxes (f)	(11) – (8)	(0.3)	(17) – (14)	(13.2)
Adjusted net income	$52 – $56	$38.0	$192 – $196	$129.7

Income per common share:
Basic	$0.15 – $0.16	$0.12	$0.75 – $0.75	$0.39
Diluted	$0.14 – $0.15	$0.12	$0.71 – $0.72	$0.37
Adjusted income per common share:
Basic	$0.25 – $0.27	$0.19	$0.96 – $0.97	$0.66
Diluted	$0.24 – $0.25	$0.19	$0.91 – $0.92	$0.64
Weighted-average common shares outstanding:
Basic	206 – 208	196.5	200 – 202	195.7
Diluted	219 – 221	203.4	210 – 212	204.0

(a)    Share-based compensation expense recognized during the three months and year ended December 31, 2024 was associated with stock options, restricted stock units, performance stock units, our employee stock purchase plan (“ESPP”) that launched on December 1, 2022, and liability-classified awards related to our 2024 short-term incentive plan. Share-based compensation expense recognized during the three months and year ended December 31, 2023 was associated with stock options, restricted stock units, our ESPP and liability-classified awards related to our 2023 short-term incentive plan.
(b)    We adjust for the impact of gains and losses on the sale-leaseback of our properties as they do not reflect costs associated with our ongoing operations.
(c)    We adjust for the impact of unusual legal settlements. These costs are non-recurring in nature and do not reflect costs associated with our normal ongoing operations.
(d)    Represents non-cash asset impairments of our long-lived assets.
(e)    Includes, and where applicable preliminary estimated fourth quarter and full year 2024 figures, (i) a $11.1 million and $14.6 million write-off of the unamortized debt discounts and issuance costs associated with the extinguishment of our former Term Loan Facility and Construction Loan and the loss on the defeasance of our Senior Secured Notes and Senior Unsecured Notes for the three months and year ended December 31, 2024, respectively, (ii) (gain) loss on sales of land of $(5.0) million and $0.4 million for the years ended December 31, 2024 and 2023, respectively, (iii) incremental net expenses we recognized related to the COVID-19 pandemic of $0.01 million and $0.1 million for the three months ended December 31, 2024 and 2023, respectively, and $0.6 million and $0.5 million for the years ended December 31, 2024 and 2023, respectively, (iv) gain on sales of the Company’s triathlons and certain other assets of $(4.9) million for the year ended December 31, 2023, (v) large corporate restructuring charges and executive level involuntary terminations of $0.5 million for the three months and year ended December 31, 2023, and (vi) other transactions which are unusual or non-recurring in nature of $0.7 million for the three months ended December 31, 2023.
(f)    Represents the estimated tax effect of the total adjustments made to arrive at Adjusted net income using the effective income tax rates for the respective periods.
The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
($ in millions)	(Preliminary)	(Actual)	(Preliminary)	(Actual)
Net income	$31 – $33	$23.7	$150 – $152	$76.1
Interest expense, net of interest income	38 – 37	34.6	149 – 148	130.8
Provision for income taxes	14 – 17	0.5	55 – 58	18.7
Depreciation and amortization	70 – 69	64.3	275 – 274	244.4
Share-based compensation expense (a)	21 – 20	13.1	51 – 50	50.1
Loss (gain) on sale-leaseback transactions (b)	—	0.2	(3) – (3)	13.6
Legal settlements (c)	—	—	1 – 1	—
Asset impairments (d)	—	—	—	6.6
Other (e)	—	1.3	(4) – (4)	(3.5)
Adjusted EBITDA	$174 – $176	$137.7	$674 – $676	$536.8
(a) – (d)    See the corresponding footnotes to the table immediately above.
(e)    Includes, and where applicable estimated fourth quarter and full year 2024 figures, (i) a (gain) loss on sales of land of $(5.0) million and $0.4 million for the years ended December 31, 2024 and 2023, respectively, (ii) incremental net expenses we recognized related to the COVID-19 pandemic of $0.01 million and $0.1 million for the three months ended December 31, 2024 and 2023, respectively, and $0.6 million and $0.5 million for the years ended December 31, 2024 and 2023, respectively, (iii) gain on sales of the Company’s triathlons and certain other assets of $(4.9) million for the year ended December 31, 2023, (iv) large corporate restructuring charges and executive level involuntary terminations of $0.5 million for the three months and year ended December 31, 2023, and (v) other transactions which are unusual or non-recurring in nature of $0.7 million for the three months and year ended December 31, 2023.

Reconciliation of Net Debt and Leverage Calculation

	Year Ended
	December 31,
	2024	2023
($ in millions)	(Preliminary)	(Actual)
Current maturities of debt	$22.6	$73.9
Long-term debt, net of current portion	1,513.8	1,859.0
Total Debt	$1,536.4	$1,932.9
Less: Fair value adjustment	0.3	0.5
Less: Unamortized debt discounts and issuance costs	(19.2)	(15.3)
Less: Cash and cash equivalents	22.8	11.2
Net Debt	$1,532.5	$1,936.5
Trailing twelve-month Adjusted EBITDA	$674 – $676	$536.8
Net Debt to Adjusted EBITDA Leverage Ratio	2.27x	3.6x
The following table provides a reconciliation of net income, the most directly comparable GAAP measure, to Adjusted EBITDA:

Year Ending
($ in millions)	December 31, 2025
Net income	$262 – $269
Interest expense, net of interest income	94 – 90
Provision for income taxes	97 – 100
Depreciation and amortization	265 – 273
Share-based compensation expense	42 – 48
Adjusted EBITDA	$760 – $780
Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of federal securities regulations. Forward-looking statements in this press release include, but are not limited to, the Company’s plans, strategies and prospects, both business and financial, including its current expectations for the fourth quarter and year ended 2024 financial results and its financial outlook for fiscal year 2025, growth, cost efficiencies and margin expansion, capital expenditures, leverage, consumer demand, industry and economic trends, taxes, and rent expense. These statements are based on the beliefs and assumptions of the Company’s management. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning the Company’s possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking.
Factors that could cause actual results to differ materially from those forward-looking statements included in this press release include, but are not limited to, risks relating to our business operations and competitive and economic environment, risks relating to our brand, risks relating to the growth of our business, risks relating to our technological operations, risks relating to our capital structure and lease obligations, risks relating to our human capital, risks relating to legal compliance and risk management and risks relating to ownership of our common stock and the other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024 (File No. 001-40887), as such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These and other important factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any forward-looking statement that the Company makes in this press release speaks only as of the date of such statement. Except as required by law, the Company does not have any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:
Investors
Ken Cooper, Investor Relations // kcooper2@lt.life or 952-406-2322
Connor Wienberg, Investor Relations // cwienberg@lt.life or 952-229-7401
Media
Jason Thunstrom, Corporate Communications // jthunstrom@lt.life or 952-229-7435